UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2005

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 16, 2005, MBNA Canada Bank ("MBNA Canada"), a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in Canada, completed the securitization of CAD$300.0 million of three-year credit card asset backed notes. MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation. MBNA Canada transferred credit card receivables to Gloucester Credit Card Trust which issued Series 2005-1. The transaction had two classes of publicly traded securities (Class A and Collateral).

Series 2005-1 consists of CAD$253.5 million Class A fixed rate asset backed notes and CAD$46.5 million Collateral fixed rate notes. The Collateral notes are subordinate to the Class A asset backed notes. The three-year 4.004% Class A notes and the three-year 4.374% Collateral notes were priced at par. Interest on the Class A notes and the Collateral notes will be paid semi-annually.

MBNA Canada retained ownership of the credit card accounts which generated the receivables and will act as servicing agent for Series 2005-1. The securities are governed by Canadian law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: November 16, 2005	By:	/s/	Kenneth A. Vecchione
Kenneth A. Vecchione
Chief Financial Officer